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                          Condensed Financial Statements

                                 January 31, 1999

                               Mantyla McReynolds
                           A Professional Corporation
                              5872 South 900 East
                                  Suite 250
                            Salt Lake City, UT 84121

Independent Accountants' Report

To the Directors and Shareholders
Asyst Corporation


     The accompanying condensed balance sheet of Asyst Corporation, as of January 31, 1999, and the related condensed statements of operations and cash flows for the periods ended January 31, 1999, and January 31, 1998, were not audited by us and accordingly, we do not express an opinion on them.



March 24, 1999                       Mantyla McReynolds

                              Asyst Corporation
                          Condensed Balance Sheet
                                (Unaudited)

ASSETS



                                                         January 31, 1999

Current Assets

     Marketable Securities available for sale              $6,593

          Total Current Assets                              6,593

              TOTAL ASSETS                                 $6,593

LIABILITIES AND STOCKHOLDERS' DEFICIT


Current Liabilities
     Accounts payable                                        $737
     Interest payable                                       3,009
     Note payable                                          66,430

          Total Current Liabilities                        70,176

Stockholders' Deficit

    Common stock                                              600
     Additional paid in capital                           290,242
     Accumulated deficit                                 (354,425)

          Total Stockholders' Deficit                     (63,583)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $6,593



See accompanying notes and Independent Accountants' report

                            Asyst Corporation
                   Condensed Statements of Operations
                              (Unaudited)


                                          For the Three    For the Three
                                          Months Ended     Months Ended
                                          January 31, 1999 January 31, 1998

Revenues                                    $-0-              $-0-

Operating expense                            -0-               7,430

Operating Loss                               -0-              (7,430)

Interest expense                             1,045               -0-

Net Loss                                   $(1,045)          $(7,430)

Net Loss per Share                          $(0.01)           $(0.01)

Weighted Average Number of
 Shares Outstanding                        599,994        50,000,000



See accompanying notes and Independent Accountants' report

Asyst Corporation
Condensed Statements of Operations
(Unaudited)



                                           For the Six         For the Six
                                           Months Ended        Months Ended
                                           January 31, 1999    January 31, 1998


Revenues                                     $-0-                 $-0-

Operating expense                             -0-                  17,091

Operating loss                                -0-                 (17,091)

Interest expense                              2,089                -0-

                                             (2,089)               -0-

Net Loss                                    $(2,089)             $(17,091)

Net Loss per Share                           $(0.01)              $(0.01)

Weighted Average Number of
 Shares Outstanding                          599,994            50,000,000


See accompanying notes and Independent Accountants' report

                             Asyst Corporation
                    Condensed Statements of Cash Flows
                               (Unaudited)



                                           For the Three     For the Three
                                           Months Ended      Months Ended
                                           January 31, 1999  January 31, 1998


Cash Flows Used for Operating Activities:

  Net Loss                                  $(1,045)            $(7,430)

  Adjustments to reconcile net loss to
   net cash used for operating activities:

  Depreciation                                                    1,099

  Increase in current liabilities             1,045               6,331

Net Cash Flows Used for Operating Activities     -0-                -0-

Net Increase (Decrease) in Cash                (392)                -0-

Beginning Cash Balance                          392              3,466

Ending Cash Balance                            $-0-             $3,466



See accompanying notes and Independent Accountants' report

                                  Asyst Corporation
                         Condensed Statements of Cash Flows
                                     (Unaudited)



                                            For the Six      For the Six
                                            Months Ended     Months Ended
                                            January 31, 1999 January 31, 1998


Cash Flows Used for Operating Activities:

  Net Loss                                     $(2,089)        $(17,091)

  Adjustments to reconcile net loss to
   net cash used for operating activities:

  Depreciation                                    -0-             2,198
  Increase in current liabilities                1,697           14,893

Net Cash Flows Used for Operating Activities      (392)             -0-

Net Increase (Decrease) in Cash                   (392)             -0-

Beginning Cash Balance                             392            3,466

Ending Cash Balance                               $-0-           $3,466



See accompanying notes and Independent Accountants' report

                             Asyst Corporation
                Notes to Condensed Financial Statements
                              January 31, 1999


PRELIMINARY NOTE

The accompanying condensed consolidated financial statements have been prepared without audit, pursuant to the rules and regulations of the
Securities and Exchange Commission.   Certain information and disclosures
normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-SB for the year ended July 31, 1998.

ORGANIZATION

Asyst Corporation [formerly known as Ad Systems, Inc.] incorporated under the laws of the State of Utah on August 27, 1984. Effective March 31, 1995,
Asyst Corporation sold all of the Company's assets [net of related liabilities] including the right to use the name Ad Systems, Inc., to a Colorado-based company. Ad Systems, Inc. filed Articles of Amendment with the Utah Division of Corporations and Commercial Code officially changing its name to Asyst Corporation on July 6, 1995.

STOCK SPLITS

In December of 1998, the Board of Directors of the Company resolved to forward split, five (5) for one (1), the outstanding common shares of the corporation. This split was to be effective May 6, 1998, one day before a 500 for one reverse split, which was previously reported. The net effect of these two splits is a 100 for one reverse split of common shares outstanding on May 7, 1998. The forward split was made to prevent giving effect to the large number of fractional shares originally created in the reverse split. These splits did not affect the par value of common stock which remains at $.001. The Board of Directors authorized and directed the officers of the Company to file articles of amendment to the Articles of Incorporation increasing the authorized common shares to 50,000,000, at $.001 par value.

The Board further resolved to repeal and void the 20,000 post-split common shares issued to World Wireless Communications, Inc. in June of 1998. The Company then authorized and directed the issuance of 100,000 post-split common shares to World Wireless Communications, Inc., effective June 6, 1998.

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